Exhibit 99.1

GlassBridge Enterprises Begins Trading on OTCQX Best Market

Ticker Symbol is “GLAE”

New York, NY and Oakdale, Minnesota – August 2, 2017 – OTC Markets Group Inc. (OTCQX: OTCM) (“OTC Markets Group”) and GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge Enterprises” or the “Company”) today announced that GlassBridge Enterprises has qualified to trade on the OTCQX® Best Market. GlassBridge Enterprises begins trading today on OTCQX under the symbol “GLAE.”

“We are very happy to be a part of OTCQX,” said Danny Zheng, CFO and Interim CEO of GlassBridge Enterprises. “We believe OTCQX is a transparent and effective trading platform designed to provide liquidity to our investors as the Company continues to execute its strategy of measured growth.”

“We are pleased to welcome GlassBridge Enterprises to the OTCQX market,” said Jason Paltrowitz, Executive Vice President of Corporate Services at OTC Markets Group. “Trading on OTCQX will allow GlassBridge Enterprises to continue to provide a high-quality trading and information experience for its investors.”

U.S. investors can find GlassBridge Enterprises’ real-time level 2 broker-dealer bid/ask quotation prices on www.otcmarkets.com. GlassBridge Enterprises will continue to make SEC filings on Forms 10-K, 10-Q and 8-K and will remain a publicly-traded company subject to the SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended.

About GlassBridge Enterprises

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. The Company actively explores a diverse range of new, strategic asset management business opportunities for its portfolio. The Company's wholly-owned subsidiary, GlassBridge Asset Management, LLC (“GBAM”), is an investment advisor focused on technology-driven and quantitative strategies. The Company's partially-owned subsidiary, Nexsan Corporation, operates a global enterprise data storage business.  For more information, please visit GlassBridge’s website at www.glassbridge.com.

About the OTC Markets Group

OTC Markets Group Inc. (OTCQX: OTCM) operates the OTCQX® Best Market, the OTCQB® Venture Market, and the Pink® Open Market for 10,000 U.S. and global securities. Through OTC Link® ATS, OTC Markets Group connects a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets Group enables investors to easily trade through the broker of their choice and empower companies to improve the quality of information available for investors. OTC Link ATS is operated by OTC Link LLC, member FINRA/SIPC and SEC regulated ATS. To learn more about how OTC Markets Group creates better informed and more efficient markets, visit www.otcmarkets.com.

About the OTCQX® Best Market

To qualify for the OTCQX® Best Market, companies must meet high financial standards, follow best practice corporate governance and demonstrate compliance with U.S. securities laws. Penny stocks, shells and companies in bankruptcy cannot qualify for OTCQX®. The companies found on the OTCQX® Best Market are distinguished by the integrity of their operations and diligence with which they convey their qualifications.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the OTCQX investor trading experience (including OTCQX transparency, effectiveness and liquidity). These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GBAM (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge-Managed Funds are currently either in formation state or have recently launched. GBAM is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

Trademarks and Tradenames

This press release includes trademarks and tradenames owned by GlassBridge Enterprises or its subsidiaries or affiliates, including “GlassBridge” and “Nexsan”. This press release also includes trademarks and tradenames owned by OTC Markets Group or its subsidiaries or affiliates, including “OTCQX”, “OTCQB”, and “Pink”. Solely for convenience, these trademarks or tradenames may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that GlassBridge Enterprises or OTC Markets Group, as applicable, will not assert, to the fullest extent, rights to use these trademarks and tradenames.

For Further Information

OTC Markets Group Inc., (212) 896-4428, media@otcmarkets.com; Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, CFO, (651) 704-4311; Prospective Investors in GlassBridge-Managed Funds – Robert Picard, Senior Managing Director, (732) 939-9000.